Exhibit 99.1
For Immediate Release
January 9, 2006
Contacts:
Richard F. Bonini
Secretary
Investor Relations
Tel. (212) 329-3733
DORAL FINANCIAL CORPORATION COMMENCES CONSENT SOLICITATION
New York — January 9, 2006 — Doral Financial Corporation (NYSE: DRL) (the “Company”) today announced that it has commenced a consent solicitation to seek certain amendments to the indenture governing its $625,000,000 Floating Rate Senior Notes due 2007 (CUSIP 25811PAK6) (the “Securities”). The Company is also seeking waivers of certain defaults that shall have occurred before the proposed amendments become effective. The Company is offering to pay a consent payment of $2.50 per $1,000 principal amount of notes to holders of Securities that consent to the proposed amendments and waiver.
As a result of the Company’s previously announced restatement of its financial statements, the Company announced that it would not be able to file its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005, and September 30, 2005 (the “Delayed Quarterly Reports”) by their respective due dates, and it has not filed them to date. In addition, as the Company also previously announced, it intends to file an amended annual report on Form 10-K for the year ended December 31, 2004 (the “2004 10-K/A”). On December 15, 2005, the Company announced that it expected to file the 2004 10-K/A within approximately 60 days and the Delayed Quarterly Reports as soon as practicable after the filing of the 2004 10-K/A.
Once the Company files the 2004 10-K/A and Delayed Quarterly Reports, it will prepare and file the 2005 10-K. Depending on the timing of the filing of the 2004 10-K/A and the Delayed Quarterly Reports, the Company may not have sufficient time to prepare and file its annual report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 10-K”) with the trustee by the date required in the indenture.
If adopted, the proposed amendments and waiver would provide the Company until 90 days after the expiration of the consent solicitation to file the Delayed Quarterly Reports and until 120 days after the expiration of the consent solicitation to file the 2005 10-K. Prior to those dates, no notice of default could be provided with respect to the failure to file such reports. Following those dates, the Company would have 90 days from the date it receives a notice of default to cure any defaults. The Company has not received any notices of default in accordance with the indenture.
The Company also plans to solicit consents to amendments to and waivers under the indenture (the “Fixed Rate Notes Solicitation”) from the holder of the Company’s $100,000,000 7.65% Senior Notes due 2016, its $30,000,000 7.00% Senior Notes due 2012, its $40,000,000 7.10% Senior Notes due 2017 and its $30,000,000 7.15% Senior Notes due 2022 (collectively, the “Fixed Rate Notes”) with respect to the Fixed Rate Notes. The Fixed Rate Notes were sold to the Puerto Rico Conservation Trust Fund (the “Conservation Trust”) and have been pledged by the Conservation Trust for the benefit of holders of non-

recourse notes offered and sold by the Conservation Trust to retail holders in Puerto Rico. The Securities and the Fixed Rate Notes were issued under the same indenture and constitute the only debt of the Company under the indenture. The amendments and waivers that the Company is soliciting in the Fixed Rate Notes Solicitation are substantially the same as the proposed amendments and waiver being sought in this consent solicitation. The consent fee paid per $1,000 principal amount of notes pursuant to the Fixed Rate Notes Solicitation will not be greater than the consent fee in this consent solicitation.
This consent solicitation is not conditioned on the satisfaction or waiver of the conditions to the consummation of the Fixed Rate Notes Solicitation, but the Fixed Rate Notes Solicitation is conditioned on the satisfaction or waiver of the conditions to the consummation of this solicitation.
The record date for the consent solicitation is 5:00 p.m., New York City time, on January 6, 2006. The consent solicitation will expire at 5:00 p.m., New York City time, on January 23, 2006, unless extended. The Company will announce any extensions by press release no later than 9:00 a.m., New York City time, on the next business day after expiration of the consent solicitation.
The proposed amendments and waiver will require the receipt of consents from a majority in aggregate principal amount of the Securities. Securityholders may deliver their consents to the Company at any time before the expiration date. Upon receipt by the Company of the consents of a majority in aggregate principal amount of the Securities and the execution of a supplemental indenture by the Company and the trustee, delivered consents will become irrevocable unless the Company fails to pay the securityholders pursuant to the consent solicitation.
The consent solicitation is subject to certain conditions and presents certain risks for holders who consent, as set forth more fully in the consent solicitation statement. These documents contain important information and securityholders should read them carefully before making any decision.
The Company has retained Deutsche Bank Securities Inc. to serve as the solicitation agent for the consent solicitation and has retained Global Bondholder Services Corporation to serve as the information agent.
Copies of the consent solicitation statement and related documents may be obtained at no charge by contacting the information agent by telephone at (866) 470-3900 (toll free) or (212) 430-3774 (collect), or in writing at 65 Broadway — Suite 704, New York, NY 10006.
Questions regarding the solicitation may be directed to Deutsche Bank Securities Inc. at (866) 627-0391 (toll free) or (212) 250-2955 (collect).
This announcement is not a solicitation of consents with respect to the Securities. The consent solicitation is being made solely through the consent solicitation statement. In any jurisdiction where the laws require consent solicitations to be made by a licensed broker or dealer, the consent solicitation will be deemed to be made on behalf of the Company by the solicitation agent, or one or more registered broker dealers under the laws of such jurisdiction.
Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, a Puerto Rico based commercial bank, Doral Securities, a Puerto Rico based investment banking and institutional brokerage firm, Doral Insurance Agency, Inc. and Doral Bank FSB, a federal savings bank based in New York City.
FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	risks associated with the Company’s inability to obtain the consents of holders of a majority in principal amount of the Securities;

•	the completion of the audit of the Company’s restated financial statements being performed by the Company’s independent registered public accounting firm;

•	the ultimate outcome and timing of the Company’s financial restatement process;

•	the outcome of the shareholder litigation that has been filed subsequent to the Company’s restatement decision;

•	the outcome of the formal investigation by the Securities and Exchange Commission (the “SEC”) and the inquiry opened by the U.S. Attorney’s Office for the Southern District of New York into certain matters relating to the Company’s restatement;

•	the Company’s ability to attract new clients and retain existing clients;

•	the Company’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from material weaknesses in the Company’s internal control over financial reporting;

•	potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with the Company’s inability to prepare and timely file financial statements;

•	potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments from enforcement actions that may be commenced by bank regulatory agencies;

•	potential downgrades in the credit ratings of the Company’s securities; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
Investors should carefully consider these factors and the additional risk factors outlined in more detail under the heading “Risk Factors” in the consent solicitation statement and SEC filings, including the Company’s current report on Form 8-K filed on May 26, 2005.

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